Exhibit 21


           Principal Subsidiaries of Global Payment Technologies, Inc.


                                                                  Jurisdiction         Percentage Ownership
                  Name of Subsidiary                              Incorporation         by the Registrant
--------------------------------------------------------------    -------------        --------------------
Global Payment Technology Holdings (Proprietary) Limited          South Africa                23.5%

International Payment Systems Pty Ltd.                            South Africa                30%

Global Payment Technologies Australia Pty. Ltd.                     Australia                 50%

Global Payment Technologies (Europe) Limited                     United Kingdom               70%

CBV China Venture Limited                                           Delaware                  50%
   - Hangzhou CBV Plastics Corp. Ltd.                                 China                   100%

Abacus Financial Management Systems Limited                      United Kingdom               25%

Abacus Financial Management Systems Ltd., USA                    United States                80%